USETHEEXPERTS.COM

                  INDEX TO FINANCIAL STATEMENTS


                                                                  Page No.
Usetheexperts.com and Subsidiaries:

Consolidated Balance Sheets as of September 30, 1999,
and 1998 (Unaudited)                                               F-1

Consolidated Statements of Operations for the Nine
Months Ended September 30, 1999, and for the Period
From April 1, 1998 (Date of Inception) through
September 30, 1998 (Unaudited)                                     F-2

Consolidated Statements of Stockholders' Equity for
the Nine Months Ended September 30, 1999, and for the
Period From April 1, 1998 (Date of Inception) through
September 30, 1998 (Unaudited)                                     F-3

Consolidated Statements of Cash Flows for the Nine
Months Ended September 30, 1999, and for the Period
From April 1, 1998 (Date of Inception) through
September 30, 1998 (Unaudited)                                     F-4

Notes to Consolidated Financial Statements (Unaudited)             F-5

Usetheexperts.com and Subsidiaries:

Independent Auditors' Report                                       F-8

Consolidated Balance Sheets as of June 30, 1999,
and December 31, 1998                                              F-9

Consolidated Statements of Operations for the Six
Months Ended June 30, 1999, and for the Period From
April 1, 1998 (Date of Inception) through December 31, 1998       F-10

Consolidated Statements of Stockholders' Equity for
the Six Months Ended June 30, 1999, and for the Period from
April 1, 1998 (Date of Inception) through December 31, 1998       F-11

Consolidated Statements of Cash Flows for the
Six Months Ended June 30, 1999, and for the Period from
April 1, 1998 (Date of Inception) through December 31, 1998       F-12

Notes to Consolidated Financial Statements           F-13

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS
                           (UNAUDITED)


                             ASSETS


                                         September 30,  September 30,
                                             1999           1998

Current assets
  Cash                                   $178,366         $  58,256
  Accounts receivable                     143,305            42,378
  Prepaid expenses                            301               --
  Other current assets                     12,215             1,625
     Total current assets                 334,187           102,259

Property and equipment, net                10,244             4,345

Other assets
  Capitalized IPO costs, net               49,644              --

     Total assets                        $394,075         $ 106,604


              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                       $ 89,020         $    --
     Total current liabilities             89,020              --

Commitments and contingencies                 --               --

Stockholders' equity
  Common stock, $.001 par value,
  50,000,000 shares authorized,
  15,000,000 shares issued and
  outstanding                              15,000           15,000
  Additional paid-in capital              290,055           91,604
     Total stockholders' equity           305,055          106,604

     Total liabilities and
     stockholders' equity              $  394,075       $  106,604

     See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS
                           (UNAUDITED)


                                                       For the Period
                                                          From
                                                       April 1, 1998
                                      For the Nine     (Date of Inception)
                                      Months Ended        Through
                                      September 30,    September 30, 1998
                                          1999

Revenues                                $  888,322       $    399,253

Costs of revenues                          269,686             16,874

  Gross profit                             618,636            382,379

General and administrative expenses        297,239             50,775

Net income                              $  321,397      $     331,604

Primary and fully diluted earnings
per common share                        $     0.02      $        0.02

Weighted average number of common
shares used for primary and fully
diluted per share calculations          15,000,000         15,000,000




   See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           (UNAUDITED)


      FOR THE PERIOD FROM APRIL 1, 1998 (DATE OF INCEPTION)
                   THROUGH SEPTEMBER 30, 1998

                                Common Stock        Additional       Total
                           Number of                Paid-in      Stockholders'
                           Shares      Amount       Capital         Equity

Balance, April 1, 1998
    (Date of Inception)          --    $    --      $     --       $   --

Issuance of common stock  15,000,000    15,000            --        15,000

Distributions                    --         --       (240,000)    (240,000)

Net income                       --         --        331,604      331,604

Balance,
September 30, 1998        15,000,000  $  15,000     $  91,604     $106,604



          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                            Common Stock           Additional       Total
                        Number of                  Paid-in       Stockholders'
                        Shares      Amount         Capital          Equity

Balance,
January 1, 1999        15,000,000   $ 15,000      $   62,010      $ 77,010

Distributions                --          --          (93,352)      (93,352)

Net income                   --          --          321,397       321,397

Balance,
September 30, 1999    15,000,000    $  15,000    $   290,055      $305,055


   See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED)

                                                      For the Period
                                                          From
                                                      April 1, 1998
                                      For the Nine   (Date of Inception)
                                      Months Ended        Through
                                      September 30,   September 30, 1998
                                         1999

Cash flows from operating
    activities:
 Net income                               $321,397        $  331,604
 Adjustments to reconcile net
 income to net cash provided
 by operating activities:
   Amortization                                356               --
  Depreciation                               1,459               160
  Services paid for with common stock          --             15,000
 Changes in operating assets
   and liabilities:
  Increase in accounts receivable         (130,696)          (42,378)
  Decrease in prepaid expenses              36,587                --
  (Increase) decrease in other
     current assets                          1,410            (1,625)
  Increase in other assets                 (50,000)               --
  Increase in accounts payable              89,020                --
  Decrease in accrued liabilities           (3,114)               --
    Net cash provided by operating
      activities                           266,419           302,761

Cash flows from investing activities:
 Purchase of property and equipment         (2,686)           (4,505)
    Net cash used in investing activities   (2,686)           (4,505)

Cash flows from financing activities:
 Distributions to shareholders             (93,352)         (240,000)
    Net cash used in financing activities  (93,352)         (240,000)

Net increase in cash                        170,381           58,256

Cash, beginning of period                     7,985              --

Cash, end of period                        $178,366          $58,256


Supplemental schedule on non-cash financing activities:

    During the period ended December 31, 1998, the Company issued
15,000,000   shares  of  commonstock  for  $15,000  of   services
performed.




   See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   SEPTEMBER 30, 1999 AND 1998
                           (UNAUDITED)


1. Description of business and summary of significant accounting policies

Description of business - Usetheexperts.com, formerly known as NV Expert Management, Inc., ("the Company") is engaged primarily in the marketing of business through an effective blend of internet e-commerce, television and radio marketing, and mailers. The Company was incorporated in the State of Nevada in January 1999.

Effective September 1, 1999, Usetheexpert.com consummated a Stock Transfer Agreement with Cybertech, Inc. (Cybertech), and CA Experts, Inc. (CA) (collectively referred to as the "Acquired Companies"), whereby Usetheexperts.com acquired all the outstanding capital stock of the Acquired Companies to simplify the corporate structures.

Usetheexpert.com and the Acquired Companies (collectively referred to as the "Combined Entities") are related entities under common management and controlling ownership. Accordingly, the business combination between the Combined Entities has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Combined Entities. Usetheexperts.com is considered the accounting acquirer in the business combinations with Cybertech and CA.

The  Company  plans  to  file with the  Securities  and  Exchange
Commission  a  registration  statement  on  Form  SB-2  for   the
registration of 15,000,000 shares of common stock issued and outstanding as of June 30, 1999.

Interim consolidated financial statements - The accompanying consolidated financial statements are unaudited and include the accounts of the Company and its subsidiary which is wholly-owned. All significant inter-company transactions and balances have been eliminated. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to the accompanying financial statements in order to present fairly the financial position, results of operations and cash flows for the period presented.

Revenue and cost recognition - Revenues from contracts are recognized upon contract's issuance. Management has determined that contract revenues will be recognized immediately due to the fact that contract revenues are non-refundable.

Costs  associated  with  contract revenues  are  recognized  upon
contract's  issuance.   Such  costs  include  various  types   of
advertising expenses, which are paid by Usetheexperts.com based on the type of contract.

Accounts receivable - No allowance for uncollectible accounts has been provided. Management has evaluated the accounts and believes they are all collectible.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   SEPTEMBER 30, 1999 AND 1998
                           (UNAUDITED)



1. Description of business and summary of significant accounting policies (continued)

Property and equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 7 years. The costs of repairs and maintenance are charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the property and equipment in measuring their recoverability.

Advertising costs - Advertising costs incurred in the normal course of operations are expensed accordingly.

Income taxes - The Company has elected to be taxed as an S-Corporation under sections of the Internal Revenue Code of 1986, as amended, which provide that shareholders separately account for items of income, deductions, losses and credits. Accordingly, no provisions for federal income taxes are included in the accompanying financial statements for the nine months ended September 30, 1999, and the period ended September 30, 1998.

Year 2000 issue - The Company has assessed the exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruptions of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

2.  Property and equipment

Property and equipment consist of the following:

                                          September 30,     September 30,
                                               1999              1998


     Computers                            $  2,665            $ 1,595
     Office equipment                        7,397              2,000
     Software                                1,136                --
     Furniture and fixtures                    910                910
                                            12,108              4,505
     Less: accumulated depreciation          1,864                160

                                          $ 10,244            $ 4,345

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   SEPTEMBER 30, 1999 AND 1998
                           (UNAUDITED)



3.  Other assets

The company has capitalized costs related to the SEC registration as discussed in Note 1, as follows:

                                          September 30,  September 30,
                                            1999             1998

     Development Costs                    $ 50,000          $    --

     Less: accumulated amortization            356               --

                                          $ 49,644          $    --

Other assets consist of capitalized costs, which the Company's management estimate future derived benefits. Development costs are amortized on a straight-line basis over five years.

4.   Fair value of financial instruments

The carrying amounts for the Company's cash, accounts receivable, prepaid expenses, other current assets, and accounts payable approximate fair value.

5.   Commitments and contingencies

Operating  lease  -  The  Company  is  obligated  under  a  lease agreement for office space. The rental amount includes a fixed cost plus the tenant's share of real estate taxes. The rental expense for the nine months ended September 30, 1999, and the period ended September 30, 1998, are $9,866 and $8,872, respectively. The minimum rental commitments for the remaining periods are as follows:

Future minimum rental commitments:

     Three months ended December 31, 1999    $   5,049
     2000                                       11,723

                                             $  16,772

6.    Subsequent event

Effective October 1, 1999, the Company elected to be treated as a C-Corporation for federal income tax purposes.

                  INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Usetheexpert.com and subsidiaries
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Usetheexperts.com as of June 30, 1999 and December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended June 30, 1999, and for the period from April 1, 1998 (Date of Inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Usetheexperts.com as of June 30, 1999, and December 31, 1998, and the results of its operations and its cash flows for the six months ended June 30, 1999 and for the period from April 1, 1998 (Date of Inception) through December 31, 1998 in conformity with generally accepted accounting principles.


L.L. BRADFORD & COMPANY

September 24, 1999
Las Vegas, Nevada

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS


                             ASSETS

                                          June 30,    December 31,
                                            1999         1998

Current assets
  Cash                                    $119,873      $  7,985
  Accounts receivable                       37,423        12,609
  Prepaid expenses                           4,391        36,888
  Other current assets                       2,215        13,625
     Total current assets                  163,902        71,107

Property and equipment, net                  9,409         9,017

     Total assets                         $173,311      $ 80,124


              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                        $ 32,855      $    --
  Accrued liabilities                        3,845        3,114
     Total current liabilities              36,700        3,114

Commitments and contingencies                   --           --

Stockholders' equity
  Common stock, $.001 par value,
  50,000,000 shares authorized,
  15,000,000 shares issued and
  outstanding                              15,000       15,000
  Additional paid-in capital               121,611      62,010
     Total stockholders' equity            136,611      77,010

     Total liabilities and
     stockholders' equity                $ 173,311    $ 80,124







   See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF OPERATIONS




                                                      For the Period
                                                           From
                                                      April 1, 1998
                                      For the Six     (Date ofInception)
                                      Months Ended       Through
                                      June 30, 1999   December 31, 1998

Revenues                              $  367,168           $ 521,771

Costs of revenues                        119,477              41,482

  Gross profit                           247,691             480,289

General and administrative expenses      120,738             204,905

Net income                            $  126,953           $ 275,384

Primary and fully diluted earnings
  per common share                    $     0.01           $    0.02

Weighted average number of common
shares used for primary and fully
diluted per share calculations        15,000,000          15,000,000





   See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                              Common Stock        Additional  Total
                           Number of              Paid-in     Stockholders'
                           Shares      Amount     Capital     Equity

Balance, April 1, 1998
    (Date of Inception)       --       $  --       $    --     $     --

Issuance of common stock  15,000,000    15,000          --       15,000

Distributions                 --         --        (213,374)   (213,374)

Net income                    --         --         275,384     275,384

Balance,
December 31, 1998        15,000,000     15,000       62,010      77,010

Distributions                 --         --         (67,352)    (67,352)

Net income                    --         --         126,953     126,953

Balance,
June 30, 1999           15,000,000   $  15,000     $121,611    $136,611









   See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       For the Period
                                                           From
                                                       April 1, 1998
                                      For the Six      (Date of Inception)
                                      Months Ended         Through
                                      June 30, 1999    December 31, 1998

Cash flows from operating
  activities:
  Net income                           $  126,953          $  275,384
 Adjustments to reconcile net
 income to net cash provided
 by operating activities:
  Depreciation                                943                405
  Services paid for with common stock          --             15,000
 Changes in operating assets
  and liabilities:
  Increase in accounts receivable         (24,814)           (12,609)
  (Increase) decrease in prepaid
     expenses                              32,497            (36,888)
  (Increase) decrease in other assets      11,410            (13,625)
  Increase in accounts payable             32,855                --
  Increase in accrued liabilities             731              3,114
    Net cash provided by operating
     activities                           180,575            230,781

Cash flows from investing activities:
 Purchase of property and equipment        (1,335)            (9,422)
    Net cash used in investing
    activities                             (1,335)            (9,422)

Cash flows from financing activities:
 Distributions to shareholders            (67,352)          (213,374)
    Net cash used in financing
     activities                           (67,352)          (213,374)

Net increase in cash                      111,888              7,985

Cash, beginning of period                   7,985                --

Cash, end of period                      $119,873          $   7,985

Supplemental schedule on non-cash financing activities:

   During the period ended December 31, 1998, the Company issued
   15,000,000 shares of common stock for $15,000 of services performed.




     See accompanying notes to consolidated financial statements

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               JUNE 30, 1999 AND DECEMBER 31, 1998



1. Description of business and summary of significant accounting policies

Description of business - Usetheexperts.com, formerly known as NV Expert Management, Inc., ("the Company") is engaged primarily in the marketing of business through an effective blend of internet e-commerce, television and radio marketing, and mailers. The Company was incorporated in the State of Nevada in January 1999.

Effective September 1, 1999, Usetheexpert.com consummated a Stock Transfer Agreement with Cybertech, Inc. (Cybertech), and CA Experts, Inc. (CA) (collectively referred to as the "Acquired Companies"), whereby Usetheexperts.com acquired all the outstanding capital stock of the Acquired Companies to simplify the corporate structures.

Usetheexpert.com and the Acquired Companies (collectively referred to as the "Combined Entities") are related entities under common management and controlling ownership. Accordingly, the business combination between the Combined Entities has been accounted for as a reorganization of entities under common control. The reorganization reflects the combined financial statements of the Combined Entities. Usetheexperts.com is considered the accounting acquirer in the business combinations with Cybertech and CA.

The  Company  plans  to  file with the  Securities  and  Exchange
Commission  a  registration  statement  on  Form  SB-2  for   the
registration of 15,000,000 shares of common stock issued and outstanding as of June 30, 1999.

Revenue and cost recognition - Revenues from contracts are recognized at the time of contract's issuance. Management has determined that contract revenues will be recognized immediately due to the fact that contract revenues are non-refundable.

Costs associated with contract revenues are recognized at the time of contract's issuance. Such costs include various types of advertising expenses, which are paid by Usetheexpert.com based on the type of contract.

Accounts receivable - No allowance for uncollectible accounts has
been  provided.   Management  has  evaluated  the  accounts   and
believes they are all collectible.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               JUNE 30, 1999 AND DECEMBER 31, 1998

1. Description of business and summary of significant accounting policies (continued)

Property and equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 7 years. The costs of repairs and maintenance are charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of property and equipment or whether the remaining balance of property and equipment should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the property and equipment in measuring their recoverability.

Advertising costs - Advertising costs incurred in the normal course of operations are expensed accordingly.

Income taxes - The Company has elected to be taxed as an S-Corporation under sections of the Internal Revenue Code of 1986, as amended, which provide that shareholders separately account for items of income, deductions, losses and credits. Accordingly, no provisions for federal income taxes are included in the accompanying financial statements for the six months ended June 30, 1999, and for the period ended December 31, 1998.

Year 2000 issue - The Company has assessed the exposure to date sensitive computer software programs that may not be operative subsequent to 1999 and has implemented a requisite course of action to minimize Year 2000 risk and ensure that neither significant costs nor disruptions of normal business operations are encountered. However, because there is no guarantee that all systems of outside vendors or other entities affecting the Company's operations will be 2000 compliant, the Company remains susceptible to consequences of the Year 2000 issue.

2.Property and equipment

Property and equipment consist of the following:

                                       June 30,   December 31,
                                         1999        1998

     Computers                        $    2,665  $    2,665
     Office equipment                      6,045       4,710
     Software                              1,137       1,137
     Furniture and fixtures                  910         910
                                          10,757       9,422
     Less: accumulated depreciation        1,348         405

                                      $    9,409  $    9,017

                        USETHEEXPERTS.COM
                        AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               JUNE 30, 1999 AND DECEMBER 31, 1998



3.   Fair value of financial instruments

The carrying amounts for the Company's cash, accounts receivable, prepaid expenses, other current assets, accounts payable and accrued liabilities approximate fair value.

4.Commitments and contingencies

Operating  lease  -  The  Company  is  obligated  under  a  lease agreement for office space. The rental amount includes a fixed cost plus the tenant's share of real estate taxes. The rental expense for the six months ended June 30, 1999, and for the period ended December 31, 1998, are $11,142 and $12,295, respectively. Minimum rental commitments for the remaining periods are as follows:

Future minimum rental commitments:

     Six months ended December 31, 1999  $   10,098
     2000                                    11,723

                                         $   21,821

5.Subsequent event

Effective October 1, 1999, the Company elected to be treated as a C-Corporation for federal income tax purposes.








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